SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2005

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8. Other Events

mPhase Technologies (OTC:XDSL) today announced it has reached an agreement with the Bell Labs research and development arm of Lucent Technologies (NYSE:LU) to co-develop and commercialize uncooled magnetic ultra-sensitive sensors for a host of defense and civilian applications.

The sensors, technically referred to as magnetometers, are based on Micro Electro Mechanical Systems (MEMS), using designs based on fundamental breakthroughs made in the past few years at Bell Labs using the facilities of the New Jersey Nanotechnology Consortium (NJNC). Initial tests of these MEMS magnetometers indicate sensitivities 1000 times those achieved in presently available uncooled magnetometers. Based on MEMS technology, these devices will be small, rugged, and inexpensive and will create a new generation of uncooled ultrasensitive magnetic field sensors.

Exhibit 99.1: Press release dated March 10, 2005 of mPhase Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: March 11, 2005